Exhibit 99.1
Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com

Immersion Corporation Reports Fourth Quarter 2019 Results

–	Achieved Positive GAAP Net Income

–	Revenue of $11.5 million up 5% over the comparable quarter last year

–	GAAP net income (loss) per share of $0.03 versus $(0.10) last year

–	Non-GAAP net income (loss) per share of $0.10 versus $(0.02) last year

SAN JOSE, Calif., March 5, 2020 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the fourth quarter ended December 31, 2019.
“Immersion ended the year with a positive fourth quarter, with revenue of recurring nature up 24% over the prior year period, the further optimization of our cost structure, and the commencement of stock repurchases,” said Ramzi Haidamus, Immersion’s President and CEO. “We have made tremendous headway over the past year in carving a path to profitable growth and long-term value creation for the company. We are very excited and confident in our new strategic initiatives and are focused on executing across our plans while continuing to strengthen our organization.”
Fourth Quarter Financial Summary

•
Total revenues grew five percent to $11.5 million, compared to $10.9 million in the fourth quarter of 2018. Royalty and license revenues were $11.4 million, compared to $10.8 million in the fourth quarter of 2018.

•	GAAP net income was $979 thousand, or $0.03 per diluted share, compared to GAAP net loss of $3.1 million, or $0.10, in the fourth quarter of 2018.

•
Non-GAAP net income was $3.1 million, or $0.10 per diluted share, compared to non-GAAP net loss of $678 thousand, or $0.02, in the fourth quarter of 2018. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•
As of December 31, 2019, cash, cash equivalents and short-term investments totaled $89.5 million. During the fourth quarter, the company used $3.2 million in cash flow in operations and used approximately $2.7 million to purchase approximately 387 thousand shares of its common stock.

Fiscal Year 2019 Financial Summary

•
Revenues for 2019 were $36.0 million, compared to $111.0 million in 2018. Royalty and license revenues for 2019 totaled $35.6 million, compared to $110.6 million in 2018. Revenues for 2018 included a material fixed fee license agreement entered into in the first quarter of 2018.

•	Net loss for 2019 was $20.0 million, or $0.64 per diluted share, compared to net income of $54.3 million, or $1.73 per diluted share, for 2018.

•
Non-GAAP net loss for 2019 was $13.2 million, or $0.42 per diluted share, compared to non-GAAP net income for 2018 of $63.2 million, or $2.01 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

Recent Business Highlights

•	Underlying its commitment to enhancing shareholder value, Immersion repurchased 975,298 shares of common stock from December 2019 to March 4, 2020 for an aggregate purchase price of $7,164,060.

•
Demonstrated the ability to incorporate a variety of haptic effects on a large touchscreen using a single piezoelectric actuator at the Consumer Electronics Show 2020. The reference design demonstrator showcased the use of advanced haptics to create realistic touch feedback for buttons, dials, switches, and textures in programmable automotive human-machine interfaces (HMIs).

•	Appointed Aaron Akerman as Chief Financial Officer. Akerman brings over 15 years of leadership experience in corporate finance, accounting, treasury, financial and strategic planning, and operations.

•
Signed an agreement with Continental, a leading international supplier of human-machine interface solutions for automobiles. The agreement renewal grants Continental access to Immersion’s advanced haptic technologies for its automotive interfaces.

•
Hosted an Analyst and Investor Day on November 18, 2019, providing an overview of the company’s new strategic initiatives. Archived links from the event are accessible as follows: slide presentation and audio webcast.

Outlook

While the specific impacts of the COVID-19 virus on its customers’ activities and shipment volumes is difficult to forecast, Immersion is accounting for broader variability in its 2020 outlook and is projecting total revenues for the year of $31 to $35 million. Non-GAAP net income per diluted share is anticipated to be in the range of $0.04 to $0.19.

Fourth Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m. ET) to discuss financial results for the fourth quarter ended December 31, 2019. To participate on the live call, analysts and investors should dial +1 800-367-2403 (conference ID: 9038518) at least ten minutes prior to the start of the call. A recorded webcast of the conference call will also be available for 90 days within the “News and Events” section of Immersion’s investor relations website at https://ir.immersion.com/news-and-events.

About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding our belief that our revenue outlook for 2020 is anticipated to be in the range of $31 to $35 million, and our expectation that non-GAAP net income per diluted share is anticipated to be in the range of $0.04 and $0.19 for 2020. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, the inability of Immersion to enter into new and renewed licensing arrangements with its existing licensees and additional third parties for its touch-enabling technologies, the loss of a major customer, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property, the ability of Immersion to protect and enforce its intellectual property rights, changes in patent law, companies choosing to implement haptics without Immersion’s software or a license to Immersion’s patents, the ability of Immersion to return to consistent profitability in the future, the inability of Immersion to retain or recruit necessary personnel and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2018 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Except as required by law, Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2019	December 31, 2018
	(1)	(1)
ASSETS
Cash and cash equivalents	$86,478	$110,988
Short-term investments	3,019	13,930
Accounts and other receivables	3,385	1,051
Prepaid expenses and other current assets	14,078	9,856
Total current assets	106,960	135,825
Property and equipment, net	1,226	2,343
Other assets	16,662	7,827
TOTAL ASSETS	$124,848	$145,995
LIABILITIES
Accounts payable	$809	$3,612
Accrued compensation	2,844	3,948
Other current liabilities	3,478	3,194
Deferred revenue	4,692	4,591
Total current liabilities	11,823	15,345
Long-term deferred revenue	25,952	30,203
Other long-term liabilities	3,316	787
TOTAL LIABILITIES	41,091	46,335
STOCKHOLDERS’ EQUITY	83,757	99,660
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$124,848	$145,995

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(1)	(1)	(2)	(2)
Revenues:
Royalty and license	$11,379	$10,768	$35,643	$110,557
Development, services, and other	85	99	310	422
Total revenues	11,464	10,867	35,953	110,979
Costs and expenses:
Cost of revenues	53	28	170	218
Sales and marketing	1,550	1,664	6,426	6,118
Research and development	1,774	2,575	7,840	9,727
General and administrative	7,609	10,146	42,968	41,815
Total costs and expenses	10,986	14,413	57,404	57,878
Operating Income (loss)	478	(3,546)	(21,451)	53,101
Interest and other income (loss)	772	483	1,878	1,634
Income (loss) before provision for income taxes	1,250	(3,063)	(19,573)	54,735
Provision for income taxes	(271)	(79)	(471)	(392)
Net Income (loss)	979	(3,142)	(20,044)	54,343
Basic net income (loss) per share	$0.03	$(0.10)	$(0.64)	$1.78
Shares used in calculating basic net income (loss) per share	31,731	30,814	31,529	30,459
Diluted net income (loss) per share	0.03	(0.10)	(0.64)	1.73
Shares used in calculating diluted net income (loss) per share	31,904	30,814	31,529	31,407
(1) Unaudited quarterly financial data
(2) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net income (loss)	$979	$(3,142)	$(20,044)	$54,343
Add: Provision for income taxes	271	79	471	392
Less: Non-GAAP provision for income taxes	(72)	(35)	(218)	(213)
Add: Stock-based compensation	1,093	2,420	5,464	8,686
Add: Restructuring	$844	$—	$1,093	$—
Non-GAAP net income (loss)	$3,115	$(678)	$(13,234)	$63,208
Non-GAAP net income (loss) per diluted share	$0.10	$(0.02)	$(0.42)	$2.01
Dilutive shares used in calculating Non-GAAP net income (loss) per share	31,904	30,814	31,529	31,407

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Fixed fee license revenue	$2,517	$1,618	$12,627	$83,573
Per-Unit royalty revenue	8,862	9,150	23,016	26,984
Total royalty and license revenue	11,379	10,768	35,643	110,557
Development, services, and other revenue	85	99	310	422
Total revenues	$11,464	$10,867	$35,953	$110,979

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Mobility	67%	45%	63%	81%
Gaming	6%	14%	16%	5%
Automotive	27%	36%	21%	13%
Medical	—%	5%	—%	1%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
GAAP operating expenses	$10,933	$14,385	$57,234	$57,660
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(247)	(271)	(947)	(946)
Stock-based compensation expense - R&D	(250)	(566)	(1,304)	(1,948)
Stock-based compensation expense - G&A	(596)	(1,583)	(3,213)	(5,792)
Depreciation and amortization expense	(702)	(208)	(1,290)	(855)
Non-GAAP operating expense	$9,138	$11,757	$50,480	$48,119